Exhibit 99.1

SEPARATION AGREEMENT, GENERAL RELEASE
AND COVENANT NOT TO SUE

This Separation Agreement, General Release and Covenant Not to Sue has been entered into by and between James Michael Laisure, an individual (“Mr. Laisure”) and Dana Corporation, a Virginia corporation with its principal place of business located at 4500 Dorr Street, Toledo, Ohio 43697 (“Dana”).

Recitals

A.	Mr. Laisure had been employed by Dana since October 15, 1973, and his last day as an active employee was April 12, 2005. He has been an A Group executive serving at the direction of Dana. He has most recently served in the position of President-Automotive Systems Group.

B.	The Company and Mr. Laisure have determined that it is in the best interests of both to enter this Separation Agreement, General Release and Covenant Not to Sue (the “Agreement”) in order to permit Mr. Laisure to separate from employment with Dana under the following mutually agreed terms.

C.	Without either party admitting any liability to the other except for such obligations as shall be hereinbelow assumed, Mr. Laisure and Dana have agreed as set forth below.

     NOW, THEREFORE, for value received, the receipt and sufficiency of which is hereby acknowledged, intending to be bound by this Agreement, the parties agree as follows subject to the approval of the Compensation Committee of the Dana Board of Directors:

1.	Employment. Mr. Laisure and Dana agree that Mr. Laisure’s active employment and current duties at Dana will end effective April 12, 2005. The period from April 12, 2005 to April 30, 2005 shall be considered paid leave, inclusive of vacation, in order to allow him to fully utilize all remaining accrued vacation. Dana will then pay Mr. Laisure the equivalent of the sum of twelve (12) months of his current annual base salary ($465,000 per year) and a lump sum payment of his annual target bonus (60% of such current annual base salary) (the “Separation Pay”) to be made prior to March 15, 2006. This annual base salary will be paid as follows: Dana will pay Mr. Laisure in equal monthly payments comprised of one-tenth of his regular salary of $465,000 per year for a ten month period ending in February, 2006. If Mr. Laisure has not accepted employment that is comparable as to wages, benefits and responsibilities (“Suitable Employment”) by the end of April, 2006 and represents this to Dana in writing, then thereafter Dana will make payments of his monthly salary (as additional Separation Pay) until the first to occur of the commencement of such employment by Mr. Laisure or the expiration of six months, ending no later than October 31, 2006. It is agreed, however, that Mr. Laisure shall not be under any duty or obligation to accept Suitable Employment during this period. The entire period for which he will be entitled to receive Separation Pay (i.e. May 1, 2005 through April 30, 2006 and to the extent applicable May 1, 2006 through October 31, 2006) shall be referenced as the “Separation Period.” At the conclusion of the Separation Period, Mr. Laisure intends to retire and will submit the appropriate paperwork to effectuate his planned retirement. During the Separation Period, Mr. Laisure shall have no obligation to Dana except as specifically provided herein and may have other full-time employment.

2.	Employment Records. Dana’s records will indicate that Mr. Laisure’s active employment was terminated by mutual agreement, followed by retirement. Copies of this Agreement will be maintained in Mr. Laisure’s human resources file.

3.	Availability for Assistance. Mr. Laisure will be reasonably available to assist Dana on an as-needed basis during the Separation Period at no additional cost to Dana beyond the payments specified in Paragraph 1 above, provided that such assistance will be at reasonable times, for a reasonable duration and with appropriate advance notice and with due consideration for Mr. Laisure’s other obligations. Dana will also compensate Mr. Laisure for his reasonable expenses incurred to provide such assistance. This assistance shall be limited to, testimony or other assistance in any litigation to which Dana is or should become a party that would involve and relate to the period of his employment with Dana, Mr. Laisure or his actions or those of people under his direction.

4.	Payments/Consideration. Mr. Laisure shall receive the following as his sole consideration for Mr. Laisure’s acceptance and execution of this Separation Agreement, General Release and Covenant Not to Sue:

a.	While Mr. Laisure will not be eligible for Separation Pay pursuant to Dana’s Management Income Protection Plan, he will receive the Separation Pay as specified in Paragraph 1 above (subject to all deductions currently authorized by Mr. Laisure or required by law), which is in excess of any compensation to which he would otherwise be entitled in the circumstances. Mr. Laisure will also receive continued health care and life insurance coverage under Dana’s group benefit plans during the entire Separation Period, so long as he makes the required payment of his share of the premiums as currently required of him. Further, Mr. Laisure will receive such life insurance post retirement as provided for retirees pursuant to the Senior Management Life Insurance Plan. Mr. Laisure will also be receiving payment based upon his annual target bonus, equal to 60% of his annual base salary in a lump sum to be paid prior to March 15, 2006 as described in Paragraph 1. As additional consideration to Mr. Laisure he will also be eligible to receive a payment equal to the bonus for 2005 that would have been payable to him had he continued in active employment with Dana through the end of 2005, paid on a pro-rata basis, and based upon actual company performance during 2005 and in accordance with the 2005 bonus criteria applicable to him under Dana’s Additional Compensation Plan, based on the period that he actually worked in 2005 (which bonus will be payable in 2006, no later than such time as bonuses would be payable, if earned, to other participants in the Additional Compensation Plan but in any event prior to March 15, 2006).

b.	Mr. Laisure will accrue credited service for pension purposes under Dana’s applicable plans throughout the entire Separation Period. Mr. Laisure’s outstanding equity grants other than stock options shall vest in accordance with the provisions of Paragraph 6 below. Stock options shall be governed as provided in Paragraph 4 (f) below.

c.	Mr. Laisure shall be entitled to reasonable reimbursement for financial planning, estate planning and tax preparation services for the tax years of 2005 and 2006 in accordance with Dana’s program.

d.	Mr. Laisure will also receive outplacement assistance from a recognized firm designated by Dana with a value of not less than $25,000. Dana will provide at least two outplacement firms from which Mr. Laisure may choose the firm to provide this assistance. This obligation shall be discharged by payments by Dana to the designated outplacement firm.

e.	Mr. Laisure shall receive a payment from Dana in the amount of Thirty Thousand Dollars ($30,000), in recognition of expenses related or incidental to the matters raised in this Agreement including but not limited to legal fees. This payment shall be made on or before within thirty days from the expiration of the revocation period described in Paragraph 14 below.

f.	Mr. Laisure will, subject to the approval of the Compensation Committee of the Dana Board of Directors, also be entitled to exercise all stock options granted prior to December 31, 2004 for a period which will conclude upon the first to occur of either the expiration date of the specific option granted or five years from the date of May 1, 2005.

g.	A more specific summary of the rights that Mr. Laisure will have pursuant to various Dana benefit plans is attached hereto as an Appendix. In order to ensure mutual understanding, this Appendix will also explain those benefits and/or options that will cease between April 30, 2005 and Mr. Laisure’s retirement.

5.	Medical Insurance Payment. As described above, Dana will provide medical coverage through the Separation Period at coverage levels that are consistent with Mr. Laisure’s current or subsequent benefit elections, and in accordance with the provisions of the plan provided to other active employees. At retirement, Mr. Laisure will be eligible for RetireeFlex medical coverage as a retiree based on his age and service at retirement, in accordance with the terms of the RetireeFlex Plan.

6.	Equity Compensation. Upon Mr. Laisure’s execution of this Agreement and the expiration of the revocation period provided in Paragraph 13 below and subject to the approval of the Compensation Committee of the Board of Directors, he will vest in a pro-rata portion of all restricted stock, based upon the number of full months in the vesting period that would have elapsed as of April 30, 2006 (and thereafter through October 31, 2006 as and if he is entitled to additional Separation Pay as described in Paragraph 1 above), with the remainder of those awards being forfeited. In addition, Mr. Laisure shall continue to vest in stock options granted after January 1, 2005 through the end of the Separation Period and shall have until the end of the Separation Period to exercise such options. Outstanding performance share awards will vest on a pro-rata basis upon Mr. Laisure’s retirement in accordance with the applicable terms of those awards, based upon actual company performance at the end of the applicable performance period. To the extent that any inconsistency exists between this Agreement, statements in the Appendix, or the terms and conditions set forth in the applicable plan documents, grant agreements, and/or award certificates, the terms and conditions set forth in this Agreement will govern.

7.	General Release. In exchange for the consideration set out herein and subject to the receipt of the approval of this Agreement by the Compensation Committee of the Dana Board of Directors, Mr. Laisure, on behalf of himself and his attorneys, agents, representatives, successors, assigns, heirs, beneficiaries, administrators and executors (collectively, “Releasors”) hereby forever releases and discharges Dana and any of its affiliates, parent or subsidiary entities, officers, directors, employees, representatives, employee benefit plans, plan administrators or plan sponsors, attorneys and executors (collectively, “Released Parties”), from any and all claims, demands, suits, liabilities, charges or grievances of any nature whatsoever, whether known or unknown, arising prior to the execution of this Agreement by all parties hereto or relating in any way to Mr. Laisure’s employment with Dana or the termination of such employment and his retirement or the negotiation and execution of this Agreement, whether the same be sounding in tort, contract or for the violation of any federal, state or local statute, code, common law or ordinance, including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family Medical Leave Act, or any parallel federal or state statute, ordinance or court decision and claims for attorneys fees and costs. It is understood that this Release constitutes a general release. Mr. Laisure also waives any right he may have to damages if any such claims are brought by the Equal Employment Opportunity Commission (“EEOC”) or other government agency. Mr. Laisure recognizes that Dana does not have any obligation to reinstate or reemploy him, and he agrees not to reapply for employment at Dana or at any Dana facility. This Release does not prevent Mr. Laisure from suing Dana to enforce Dana’s obligations hereunder nor does it preclude Mr. Laisure from filing any claim for workers’ compensation. Furthermore, this Release does not release any rights to indemnification or to directors and officers insurance coverage nor to any vested benefit or deferral to which he otherwise has entitlement.

8.	Covenant Not to Sue. As further consideration for the payments described above in Paragraph 4 above and subject to the receipt of the approval of this Agreement by the Compensation Committee of the Dana Board of Directors, Mr. Laisure covenants not to sue any of the Released Parties as a result of any claim, demand, suit, liability, charge, or grievance of any nature whatsoever, whether known or unknown which has been release pursuant to Paragraph 7 above, arising prior to the execution of this Agreement by all parties hereto, or relating in any way to Mr. Laisure’s employment with Dana or the termination of such employment and his retirement or the negotiation and execution of this Agreement, whether the same be sounding in tort, contract, or for the violation of any statute, code or ordinance, including, but not limited to, Title VII of the Civil Rights of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act or the Family Medical Leave Act or any parallel state or local statute, ordinance or common law.

9.	Non-Compete and Non-Solicitation. Mr. Laisure hereby agrees that he will not at any time prior to the expiration of twelve months (12) months immediately following any termination of his active employment (April 12, 2005) without the prior written permission of Dana, directly or indirectly, whether as principal, agent, stockholder, employee, consultant or in any other capacity , engage in or have a financial interest in any of the companies referenced on Attachment A hereto or any business which is owned by or affiliated with any of them: provided, however, that nothing contained herein shall preclude Mr. Laisure from the purchase or ownership of stock in any such business, if such stock is publicly traded and Mr. Laisure’s holdings do not exceed 1% of the amount of such stock at the time issues and outstanding: and provided further, that it shall not be a violation of this Paragraph 9 should these business entities acquire a company where Mr. Laisure is then serving as a principal, agent, stockholder, employee, consultant or in any other capacity. Mr. Laisure further agrees not to solicit any individual that is a current employee of Dana or its subsidiaries or affiliates for an employment relationship for a period identical to that provided above in this Paragraph relative to competition with Dana. Both Mr. Laisure and Dana agree that if, in any action before any court or agency legally empowered to enforce such covenants, any term, restriction, covenant or promise is found to be unreasonable and for that or any other reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

10.	Non-Disclosure. Except as required by legal process or governmental inquiry, Mr. Laisure agrees at all times to hold all Confidential information that he acquired during his employment with Dana in trust and confidence and not to discuss or reveal such Confidential Information to any third party without the prior written consent of Dana. Mr. Laisure acknowledges the return of all such Confidential Information (whether in paper, electronic, audio, video, or other format) to Dana. For purposes of this Agreement, Confidential Information shall mean all information with respect to Dana and its Subsidiaries and Affiliates and their businesses (including without limitation their organizations, technology, finances, customers, suppliers and business plans, whether or not in written or documented form) that is not available in the public domain. The foregoing shall not cover Mr. Laisure’s rolodex and similar address books.

11.	Non-Disparagement. Mr. Laisure shall not, with intent to damage Dana, disparage or criticize Dana or any of its businesses or employees to third parties outside of Dana. Further, Dana will not, with intent to damage Mr. Laisure, disparage or criticize Mr. Laisure to prospective employers or to third parties outside of Dana, provided, however, that neither Dana nor Mr. Laisure shall be held in violation of this provision for (a) any statements believed to be truthful if any such statements are required by law, legal process or made with the consent of the other party, (b) or any statements made in a competitive context concerning comparisons of Dana’s products to those made by Mr. Laisure’s employer (so long as he is in compliance with Paragraph 9 above) or (c) statements made after April 30, 2007.

12.	Confidentiality. The parties agree that this Agreement, and the terms hereof (prior to any filing as described below in this Paragraph), and all statements made to Mr. Laisure and his wife, lawyers and tax or financial advisors in connection with the negotiations of this Agreement or the implementation of its terms are confidential and may not be disclosed in any manner to any third party (other than the foregoing) except in a proceeding to enforce the terms hereof or if required by law (and in such event only to the extent such disclosure is required by law) or legal process provided that this paragraph shall not have been deemed to have been violated as a result of the Agreement having been described or filed under the rules of the U.S. Securities and Exchange Commission (SEC).

13.	Preemption. The provisions of Paragraph 9 through 12 hereof shall supercede any other similarly intended provisions in any agreement or grant (including but not limited to the provisions of Section 5 of the Restricted Stock Grant of Febuary 12, 2001 with regard to both the scope and time period of such provisions) and there shall be no violation of any such other provision unless the similar provision herein is violated.

14.	Consideration of Agreement. Mr. Laisure acknowledges that he has twenty-one (21) days from his receipt of this Agreement to decide if he wishes to agree to its terms, and that he is under no obligation to communicate his decision whether or not to execute this Agreement before the 21-day period has expired. Mr. Laisure further acknowledges that he has seven (7) days after he has signed this Agreement to revoke the Agreement, and the Agreement shall neither be effective nor enforceable until after the seven (7) day period has expired. Any revocation of this Agreement must be in writing and delivered to Dana’s Human Resource Manager at Dana’s corporate office at 4500 Dorr Street, Toledo, Ohio before the expiration of the seven (7) days.

15.	Discussion with Counsel. Mr. Laisure acknowledges that he has been given an ample opportunity to fully discuss the terms of this Agreement with counsel of his own choosing and, in fact, Dana has suggested to him that he take such opportunity. Mr. Laisure understands and voluntarily accepts the terms of this Agreement, and believes it to be a fair and reasonable settlement of any and all outstanding issues between the parties.

16.	No Admission. It is expressly understood and agreed that, by entering into this Agreement, none of the parties hereto are admitting any wrongdoing or liability, and all parties expressly deny having engaged in any unlawful conduct of any nature.

17.	Severability. Except as specifically provided in Paragraph 9, should any provision of this Agreement be held to be illegal or unenforceable by a court of competent jurisdiction, it shall be deemed severed from the Agreement and the remaining provisions shall remain fully enforceable.

18.	Complete Agreement. This Agreement represents the complete and entire understanding of the parties, and supersedes all prior agreements, representations, and understandings, express or implied, concerning the subject matter hereof. This Agreement may only be amended in writing signed by the parties. This Agreement supersedes and cancels Mr. Laisure’s Change of Control Agreement, as described above.

19.	Assignability. Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the express written consent of the other party hereto except that in the unfortunate and unlikely event of Mr.

Laisure’s death before all payments under Paragraphs 1 and 4 have been fully received, Mr. Laisure’s heirs, beneficiaries, and/or representative shall be entitled to all such payments and benefits on the same terms and conditions as Mr. Laisure would have received them under this Agreement were he alive, subject to the terms and conditions of the specific benefit plans referenced in the Appendix hereto.

20.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21.	Choice of Law. This Agreement shall be deemed to have been made at Toledo, Ohio and shall be interpreted in accordance with Ohio law without regard to choice of law provisions.

22.	Disputes. The parties agree to utilize arbitration for disputes regarding the interpretation or enforcement of this Agreement prior to resort to a judicial forum except to enforce rights under Paragraphs 9, 10, 11 and 12 above. In the case of such enforcement actions, resort to court for injunctive remedies shall be immediately available. Arbitration hereunder shall take place in Toledo, Ohio using the rules of the American Arbitration Association with the parties sharing equally in the costs of the arbitration. Such arbitration shall be binding upon the parties and may be entered in any court of competent jurisdiction. Further, Dana shall pay Mr. Laisure’s reasonable legal fees if he should prevail in any arbitration hereunder.

     The parties acknowledge and understand that this Agreement has been negotiated at arm’s length between the parties and that each party has had the opportunity to fully consult with counsel of his or its own choosing and is completely informed with respect to the terms, covenants, conditions, and obligations contained in this Agreement and the meaning and effect thereof. Each party has freely and voluntarily entered into this Agreement with the full knowledge of its impact and effect.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement by their signatures below.

WITNESS:	/s/ Sandra J. Miller	NAME:	/s/ James Michael Laisure

James Michael Laisure

WITNESS:	/s/ Gary M. Golden	DANA CORPORATION

/s/ Richard W. Spriggle
Richard W. Spriggle

Title: Vice President – Human Resources

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